                                                                   EXHIBIT 10.67

                      AGREEMENT FOR PURCHASE AND SALE OF

                                DELPHI BUILDING

                AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY
                -----------------------------------------------

     THIS AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY (the "Agreement"), is made and entered into as of the _____ day of June, 2000, by and between TROY DEVELOPMENT #2, LLC, a Colorado limited liability company ("Seller") and WELLS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Purchaser").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Seller desires to sell and Purchaser desires to purchase the Property (as hereinafter defined) subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the premises, the mutual agreements contained herein, the sum of Ten Dollars ($10.00) in hand paid by Purchaser to Seller at and before the sealing and delivery of these presents and for other good and valuable consideration, the receipt, adequacy, and sufficiency which are hereby expressly acknowledged by the parties hereto, the parties hereto do hereby covenant and agree as follows:

     1.   Purchase and Sale of Property. Subject to and in accordance with the
          -----------------------------
terms and provisions of this Agreement, Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller, the Property, which term "Property" shall mean and include the following:

          (a) all that tract or parcel of land (the "Land") located in Troy, Oakland County, Michigan, generally located at the intersection of Long Lake Road and Corporate Drive and being more particularly described on Exhibit "A"
                                                                  -----------
hereto; and

          (b) all rights, privileges, and easements appurtenant to the Land, including all water rights, mineral rights, reversions, or other appurtenances to said Land to the extent owned by Seller, and all right, title, and interest of Seller, if any, in and to any land lying in the bed of any street, road, alley, or right-of-way, open or proposed, adjacent to or abutting the Land (collectively, the "Appurtenances"); and

          (c) all buildings, structures, and improvements situated on the Land, including, without limitation, that certain three story building containing approximately 107,152 rentable square feet, parking areas containing approximately 403 parking spaces and other amenities to be constructed on the Land and owned by Seller, and all apparatus, built-in appliances, equipment, pumps, machinery, plumbing, heating, air conditioning, electrical and other fixtures on the Land and owned by Seller (specifically excluding those owned by any tenant) (all of which are herein collectively referred to as the "Improvements"); and

          (d) all personal property now owned by Seller and located on or to be located on or in, the Land and Improvements (specifically excluding any and all personal property owned by any tenant) ("Personal Property"); and

          (e) all of Seller's right, title, and interest, as landlord or lessor, in and to that certain lease agreement (the "Lease") with DELPHI AUTOMOTIVE SYSTEMS LLC ("Tenant"), dated March 22, 2000; and

          (f) all of Seller's right, title, and interest in and to the plans and specifications with respect to the Improvements (the "Plans and Specifications") and any guarantees, trademarks, rights of copyright, warranties, or other rights related to the ownership of or use and operation of the Land, Personal Property, or Improvements, all governmental licenses and permits, and all intangibles associated with the Land, Personal Property, and Improvements, including the name of the Improvements and the logo therefor, if any; and

          (g) all of Seller's right, title and interest in and to the contracts described on Exhibit "B" hereto (the "Contracts"), to the extent the same
             -----------
survive Closing or require performance after Closing.

     2.   Earnest Money. Within two (2) business days after the full execution
          -------------
of this Agreement, Purchaser shall deliver to Metropolitan Title Company ("Escrow Agent"), whose offices are at 1400 N. Woodward, Suite 135, Bloomfield Hills, MI 48304, earnest money in the amount of $540,000 (which may be paid in the form of a check payable to Escrow Agent)(the "Deposit"). Escrow Agent shall immediately convert any portion of the Deposit paid by check, to cash and shall hold the Deposit in an interest bearing account. The Deposit, together with all interest accrued thereon shall hereinafter be referred to as the "Earnest Money." Escrow Agent shall hold and disburse the Earnest Money in accordance with this Agreement. The Earnest Money shall be paid by Escrow Agent to Seller at Closing (as hereinafter defined) and shall be applied as a credit to the Purchase Price (as hereinafter defined), or shall otherwise be paid to Seller or refunded to Purchaser in accordance with the terms of this Agreement.

     3.   Purchase Price. Subject to adjustment and credits as otherwise
          --------------
specified in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Property shall be NINETEEN MILLION EIGHT HUNDRED THOUSAND AND 00/100 DOLLARS ($19,800,000.00). The Purchase Price shall be paid by Purchaser to Seller at the Closing (as hereinafter defined) by wire transfer of immediately available federal funds, less the amount of Earnest Money and subject to prorations, adjustments and credits as otherwise specified in this Agreement.

     4.  Purchaser's Inspection and Review Rights. Purchaser and its agents,
         ----------------------------------------
engineers, or representatives, with Seller's reasonable, good faith cooperation, shall have the privilege of going upon the Property as needed to inspect, examine, test, and survey the Property at all reasonable times and from time to time provided Landlord's or Tenant's construction activities are in no manner impaired by Purchaser. Purchaser hereby agrees to hold Seller harmless from any liens, claims, liabilities, and damages incurred through the exercise of such privilege, and Purchaser further agrees to repair any damage to the Property caused by the exercise of such privilege. Upon 24 hours prior notice to Seller, Seller shall make available to Purchaser, or Purchaser's agents and representatives, for review and copying, at a reasonable time, all books, records, and files in Seller's possession relating to the ownership and operation of the Property, but specifically excluding Seller's internal books and records such as budgets and proprietary information relating to the construction of the Improvements, and specifically including, without limitation, title matters, surveys, tenant files, the Plans and Specifications, the Lease, any brokerage or other commission agreements relating to the Lease, any financial statements of Tenant delivered in connection with the Lease, service and maintenance agreements, architectural agreements relating to the Improvements, and other contracts, books, records, operating statements, and other information relating to the management of the Property. Seller further agrees to in good faith assist and cooperate with Purchaser in its review of the books, records, and files relating to the Property. Seller has provided Purchaser with copies of recent surveys of the Land and Improvements and any appraisals, building inspection reports and environmental reports relating thereto and in the possession or under the control of Seller.

     5.  Special Condition to Closing.  During the period commencing as of the
         -----------------------------
effective date of this Agreement and ending on June 29, 2000 (the "Inspection Period"), Purchaser shall have the right to make investigations, examinations, inspections, market studies, feasibility studies, lease reviews, and tests relating to the Property and the operation thereof in order to determine, in Purchaser's sole opinion and discretion, the suitability of the Property for acquisition by Purchaser. Such investigations may include, without limitation, confirmation that all requisite zoning and other approvals relating to the Land or to the construction of the Improvements have been obtainted, testing and analysis as to the environmental condition of the Land and Improvements by an environmental or geotechnical engineer satisfactory to Purchaser, and confirmation that access to the Property is available by publicly dedicated rights-of-way or other methods acceptable to Purchaser. Purchaser shall have the right to terminate this Agreement at any time prior to the expiration of the Inspection Period by giving written notice to Seller of such election to terminate. In the event Purchaser so elects to terminate this Agreement, (i) Seller shall be entitled to receive and retain the sum of Twenty-Five Dollars ($25.00) of the Earnest Money, (ii) the balance of the Earnest Money shall be promptly refunded by Escrow Agent to Purchaser
(iii) except for those provisions which expressly survive termination in this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement, and (iv) Purchaser shall return all information delivered to Purchaser by Seller or copied by Purchaser from Seller's files and deliver to Seller copies of any and all other materials prepared by or for Purchaser in connection with the Land or Improvements. Seller acknowledges that the sum of $25.00 is good and adequate consideration for the termination rights granted to Purchaser hereunder. In the event Purchaser fails for any reason to timely deliver written notice of its election to terminate prior to expiration of the Inspection Period, Purchaser's right to terminate this Agreement pursuant to this Paragraph shall expire and thereafter the Earnest Money shall become non-refundable to Purchaser except in the event Seller is unable or unwilling to deliver title to the Real Estate, subject only to the Permitted Exceptions (as hereinafter defined) to Purchaser at Closing through no fault of Purchaser or Seller is otherwise in default of its obligations hereunder.

     6.   General Conditions Precedent to Purchaser's Obligations Regarding the
          ---------------------------------------------------------------------
Closing. In addition to the condition to Purchaser's obligations set forth in
-------
Paragraph 5 above, the obligations and liabilities of Purchaser hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions, any of which may be waived by written notice from Purchaser to
Seller:

          (a) Seller shall have complied in all material respects with and otherwise performed in all material respects each of the covenants and obligations of Seller set forth in this Agreement, as of the Closing Date (as hereinafter defined).

          (b) All representations and warranties of Seller as set forth in this Agreement shall be true and correct in all material respects as of the Closing Date.

          (c) There shall have been no adverse change to title to the Property which has not been cured and Title Company (as hereinafter defined) shall have issued the Title Commitment (as hereinafter defined) on the Land and Improvements without exceptions other than as described in Section 7, and Title Company shall be prepared to issue to Purchaser upon the Closing a fee simple owner's title insurance policy on the Land and Improvements pursuant to such Title Commitment.

          (d) Purchaser shall have received a written
statement signed by Tenant under the Lease certifying that the Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified stating the modifications); that there have been no defaults of the Lease by Landlord or Tenant; and the date to which rent has been paid in advance Seller shall request that Tenant execute the form of Tenant Estoppel Certificate attached hereto as Exhibit "E" (the "Tenant Estoppel Certificate"). Seller agrees to use
-----------
commercially reasonable efforts to obtain the Tenant Estoppel Certificate from Tenant. Purchaser agrees to accept Seller's certification as to matters therein (other than those set forth in paragraphs 1,2 and 3 thereof) which Tenant declines to give.

          (e) Seller shall have caused the Lease to be amended or otherwise obtained the written waiver signed by Tenant so that Article 58 and Exhibit K of the Lease (relating to a right of first offer) shall have been waived, released and deleted therefrom.

          (f) Seller shall have caused its architect (the "Architect") to execute and deliver to Purchaser a certificate in substantially the form and content of Exhibit K hereto (the "Architect's Certificate").
           ---------

          (g) The Tenant Improvements (as defined in the Lease) shall have been completed, Tenant shall have executed and delivered the Commencement Memorandum (as defined in the Lease), subject only to "punch list" items which the building contractor estimates will have a cost to complete of not more than $100,000, and payments of Base Rent (as defined in the Lease) shall have commenced.

          (h) Seller shall have obtained and delivered to Purchaser, the certificate of authorized persons to the effect that the Improvements have been constructed in compliance with the requirements of the instruments listed as items 7, 8 and 9 of Schedule B-II of the "Title Commitment" (as hereinafter defined), any fees charges, assessments or the like have been paid and an estimate of such charges which may become due in the future.

     7.   Special condition Precedent to Seller's Obligations Regarding the
          -----------------------------------------------------------------
Closing.  Seller's obligation to sell the Property to Purchaser as contemplated
-------
by this Agreement shall be expressly conditioned upon the amendment of the Lease or Seller's having obtained a written waiver signed by Tenant so that Article 58 and Exhibit K of the Lease shall have been waived, released and deleted therefrom.

     8.   Title and Survey.
          ----------------

          (a) Delivery of Title Commitment. Purchaser hereby
              ----------------------------
covenants and agrees that it has received, from Metropolitan Title Company, in its capacity as agent for First American Title Insurance Company of New York (in such capacity the "Title Company"), title commitment number CM-348326, dated as of May 11, 2000 (herein referred to as the "Title Commitment") together with legible copies of all documents and instruments referred to therein. Seller shall pay for the base premium of the Title Policy. Purchaser may, at its sole cost and expense, request and obtain affirmative coverage over any mechanic's, materialman's and subcontractor's liens and with full extended coverage over all general exceptions, and any other endorsements reasonably requested by Purchaser or Purchaser's lender, including without limitation, the following: zoning (including affirmative coverage of compliance with and any recorded covenants and restrictions), fairway, survey, contiguity, access and single tax parcel. Seller agrees to take reasonable actions to cause (a) Title Company to modify Schedule B-2 exception 1 to refer to taxes and assessments for 2000 and subsequent years which are not yet due and payable,(b) exception 10 to refer only to Tenant, and (c) to delete exception 11 in its entirety. Further, Seller shall take reasonable actions to satisfy the Schedule B-1 requirements. All other matters shown on the Title Commitment or the Survey, together with all building restrictions, zoning regulations and all other applicable laws heretofore or hereafter adopted by any public authority relating to the Real Estate, and any matters arising by, through or under Purchaser are hereby defined as the "Permitted Exceptions."

          (b) Delivery of Survey. Purchaser hereby covenants and agrees that it
              ------------------
has received from Seller, an as-built survey of the Land and the Improvements prepared by Nowak & Fraus, dated _________ ___, 2000, and last updated June ___, 2000 (the "As-built Survey"). Seller shall cause the As-built Survey to be certified to Purchaser and Title Company, and which certification shall be sufficient to cause Title Company to delete its standard preprinted survey exceptions.

          (c) New Title Matters. "New Title Matters," as such term is used
              -----------------
herein, shall mean only the following matters to the extent the same are not caused by Purchaser: (i) new matters which affect the title to the Land which were not set forth on the Title Commitment or the Survey, and (ii) any form of litigation or bankruptcy which is commenced or filed against Seller. At such time as either Seller or Purchaser gains actual knowledge of a New Title Matter, the party gaining such knowledge shall give the other written notice of the such new matter, providing such reasonable detail regarding such matters as may then be available. If at any time any New Title Matters arise, the existence of such New Title Matters shall constitute a defect in the title of the Land which may be objected to by Purchaser in accordance with the provisions of Section 3(d) except that Purchaser's time period to review and object to or accept any New Matter shall be ten (10) days after giving or receipt of notice of the New Matter(s).

     9.   Representations and Warranties of Seller. Except as disclosed to
          ----------------------------------------
Purchaser, made available to Purchaser for copy or discovered by Purchaser prior to Closing, Seller hereby makes the following representations and warranties to Purchaser, each of which shall be deemed material:

          (a) Lease. Attached hereto as Exhibit "C" is a true and accurate copy
              -----                     -----------
of the Lease, together with all modifications and amendments (other than the amendment required by this Agreement) thereto, which Lease is the only lease in effect relating to the Property. Seller is the "landlord" under the Lease and owns unencumbered legal and beneficial title to the Lease and the rents and other income thereunder, subject only to the collateral assignment of the Lease and the rents thereunder in favor of the holder of an existing mortgage or deed of trust encumbering the Property, which mortgage or deed of trust shall be cancelled and satisfied by Seller at the Closing.

          (b) Lease - Assignment. To Seller's actual knowledge, Tenant has not
              ------------------
assigned its interest in the Lease or sublet any portion of the premises leased to Tenant under the Lease.

          (c) Lease - Default.(i) Seller has not received any notice of
              ---------------
termination or default under the Lease,(ii) to Seller's actual knowledge, there are no events which with the passage of time or notice, or both, would constitute a default by Seller or by Tenant, and Seller has complied with each and every undertaking, covenant, and obligation of Seller under the Lease, and
(iii) Tenant has not asserted any defense, set-off, or counterclaim with respect to its tenancy or its obligation to pay rent, additional rent, or other charges pursuant to the Lease.

          (d) Lease - Rents and Special Consideration. Tenant:(i) has not
              ---------------------------------------
prepaid rent for more than the current month under the Lease, (ii) has not received and is not entitled to receive any rent concession in connection with its tenancy under the Lease other than as described in the Lease, (iii) except for the construction of the improvements described therein, is not entitled to any special work (not performed prior to the Closing Date),or consideration (not yet given) in connection with its tenancy under the Lease, and (iv) does not have any deed, option, or other evidence of any right or interest in or to the Property, except for Tenant's tenancy as evidenced by the express terms of the Lease, and except for the rights under Section 27 of the Lease which shall be extinguished on or before Closing.

          (e) Lease - Commissions. All commissions payable under, relating to,
              -------------------
or as a result of the Lease for the initial Lease Term will be cashed-out and paid and satisfied in full by Seller at or prior to Closing.

          (f) No Other Agreements.  Other than the Lease, the Contracts and the
              -------------------
Permitted Exceptions, Seller is not party to any other leases, service contracts, management agreements, or other agreements or instruments in force and effect, oral or written, that grant to any person whomsoever or any entity whatsoever any right, title, interest or benefit in or to all or any part of the Property or any rights relating to the use, operation, management, maintenance, or repair of all or any part of the Property.

          (g) No Litigation. There are no actions, suits, or proceedings
              -------------
pending, or, to Seller's actual knowledge, threatened by any organization, person, individual, or governmental agency against Seller with respect to the Property or against the Property, nor does Seller know of any basis for such action. Seller is not a party to any pending or threatened application for changes in the zoning applicable to the Property.

          (h) Condemnation. Seller has not received any written notice from any
              ------------
governmental authority of any actual or threatened condemnation or other taking by eminent domain of the Property or any portion thereof.

          (i) Violations. Seller has received no written notice from any
              ----------
applicable governmental authority, which remains uncured, of any violations of law, municipal or county ordinances, or other legal requirements with respect to the Property.

          (j) Bankruptcy. Seller is "solvent as said term is defined by
              ----------
"bankruptcy law" and has not made a general assignment for the benefit of creditors nor been adjudicated a bankrupt or insolvent, nor has a receiver, liquidator, or trustee for any of Seller's properties (including the Property) been appointed or a petition filed by or against Seller for bankruptcy, reorganization, or arrangement pursuant to the Federal Bankruptcy Act or any similar Federal or state statute, or any proceeding instituted for the dissolution or liquidation of Seller.

          (k) Pre-existing Right to Acquire. Other than Purchaser, no person or
              -----------------------------
entity has any right or option to acquire the Property or any portion thereof which will have any force or effect after the execution of this Agreement, other than Tenant (and the foreclosure rights of the lien holders referenced in the Title Commitment), which rights will be extinguished prior to Closing.

          (l) Effect of Certification. To Seller's actual knowledge, neither
              -----------------------
this Agreement nor the transactions contemplated herein will constitute a breach or violation of, or default under, or will be modified, restricted, or precluded by the Lease.

          (m) Authorization. Seller is a duly organized and validly existing
              -------------
limited liability company under the laws of the State of Colorado and is qualified to do business in the State of Michigan. This Agreement has been duly authorized and executed on behalf of Seller and constitutes the valid and binding agreement of Seller, enforceable in accordance with its terms, and all necessary action on the part of Seller to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

          (n) Seller Not a Foreign Person. Seller is not a "foreign person"
              ---------------------------
which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

          (o) Plans and Specifications. Attached hereto as Exhibit "D" is a
              ------------------------                     -----------
complete list (to date) of all Plans and Specifications relating to the Improvements, including all change orders, shop drawings, bulletins and other documents varying or interpreting the architectural or other drawings.

          (p) Contracts. Except as set forth on Exhibit B attached hereto,
              ---------                         ---------
Seller is not party to any service, management or maintenance contract affecting the Property unless such contract is either terminable by Seller (or, after the Closing Date, by Purchaser) upon not more than thirty (30) days notice, or which, by their terms, have been fully performed, complied with or terminated (and are of no further force or effect) on or as of the Closing Date. Further, Seller shall not enter into any service, management or maintenance contract, or amend, cancel or otherwise revise any such contract or agreement currently in effect, without the prior written consent of Purchaser, except that Seller shall have the right, without the consent of Purchaser, to enter into any such contracts which are either terminable by Seller (or, after the Closing Date, by Purchaser) upon not more than thirty (30) days notice, or which, by their terms, have been fully performed, complied with or terminated (and are of no further force or effect) on or as of the Closing Date.

          (q) Environmental Matters.  Seller has not released any solid waste or
              ---------------------
hazardous or toxic chemicals or any other hazardous material (as such term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.)) on the Land in violation of any Environmental Laws. Further, Seller has received no notice from any governmental authority having jurisdiction over the Land that the Land is in violation of any Environmental Laws. As used herein, the term "Environmental Laws" shall mean and include: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), any of the regulations adopted or publications promulgated pursuant thereto, or any, state or local laws, ordinances, rules or regulations in effect on the date hereof relating to protection of public health, safety or the environment. To Seller's actual knowledge, except as may be disclosed in that certain environmental site assessment prepared by NTH CONSULTANTS, LTD, dated APRIL 27, (i) no asbestos or asbestos containing materials have been installed, used, incorporated into, or disposed of on the Land, (ii) no polychlorinated biphenyls are located on or in the Property in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device or form, (iii) no underground storage tanks are located on the Land or were located on the Land and subsequently fremoved or filled, and (iv) the Property has not previously been used as a landfill, cemetery or as a dump for garbage or refuse.

At Closing, Seller shall represent and warrant to Purchaser that all representations and warranties of Seller in this Agreement remain true and correct as of the date of the Closing, except for any changes in any such representations or warranties that occur and are disclosed by Seller to Purchaser expressly and in writing at any time and from time to time prior to Closing upon their occurrence. Each and all of the express warranties, covenants, and indemnifications made and given by Seller to Purchaser herein shall survive the execution and delivery of the Warranty Deed by Seller to Purchaser for nine months, except for subparagraph (q) which shall survive indefinitely.

As used in this Agreement, to Seller's actual knowledge, or such other similar term imparting knowledge to Seller, shall mean to the actual knowledge of Paul Powers, Gary Arthur and/or William D. Pauls without investigation. As used in this Agreement, where Seller has stated it has not received notice or written notice, or such other similar term imparting receipt of notice to Seller, shall mean that the actual notice has not been received by Paul Powers, Gary Arthur and/or William D. Pauls.

     EXCEPT AS PROVIDED EXPRESSLY HEREIN AND IN THE DEED, NEITHER SELLER NOR ANYONE ACTING FOR OR ON BEHALF OF SELLER, HAS MADE ANY REPRESENTATION, WARRANTY, STATEMENT OR PROMISE TO PURCHASER CONCERNING THE PROPERTY, THE QUALITY, VALUE, PHYSICAL ASPECTS OR CONDITION THEREOF, ANY DIMENSIONS OR SPECIFICATIONS OF THE LAND, THE IMPROVEMENTS, OR THE PERSONAL

PROPERTY, THE FEASIBILITY, DESIRABILITY, CONVERTIBILITY OF THE PROPERTY FOR OR INTO ANY PARTICULAR USE, THE CURRENT OR PROJECTED INCOME OR EXPENSES OF THE PROPERTY, OR ANY OTHER MATTER WITH RESPECT TO THE PROPERTY; THAT ENTERING INTO THIS AGREEMENT, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION AND HAS NOT RELIED UPON ANY REPRESENTATION, STATEMENT OR WARRANTY OF SELLER OR ANYONE ACTING FOR OR ON BEHALF OF SELLER, OTHER THAN AS EXPRESSLY CONTAINED IN THIS AGREEMENT OR THE DEED AND IS THEREBY PURCHASING THE PROPERTY AS IS; AND THAT OTHER THAN AS EXPRESSLY CONTAINED IN THIS AGREEMENT OR THE DEED PURCHASER DOES HEREBY WAIVE AND SELLER DOES HEREBY DISCLAIM ALL WARRANTIES OF ANY KIND OR TYPE WHATSOEVER WITH RESPECT TO THE PROPERTY, WHETHER EXPRESSED OR IMPLIED, INCLUDING BY WAY OF DESCRIPTION BUT NOT LIMITATION, THOSE OF MARKETABILITY, FITNESS FOR A PARTICULAR PURPOSE, TENANTABILITY, HABITABILITY, USE AND ALL WARRANTIES RELATING TO COMPLIANCE BY THE PROPERTY WITH ANY APPLICABLE GOVERNMENTAL LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, ZONING CODES, THE SOIL CONDITIONS OF THE PROPERTY, AND THE COMPLIANCE BY THE PROPERTY, WITH ANY ENVIRONMENTAL REQUIREMENTS. FURTHER, PURCHASER HEREBY SPECIFICALLY ASSUMES THE RISK OF CONFIRMING THAT THE PROPERTY CAN BE SERVED BY SUFFICIENT UTILITIES INCLUDING, WITHOUT LIMITATION, WATER, SANITARY AND STORM SEWER, GAS, ELECTRIC, AND TELEPHONE OR ANY OTHER UTILITY IT REQUIRES OR DESIRES.

     The terms of this Section 9 will survive the Closing and conveyance of the Property to Purchaser by Seller.

     10.  Seller's Additional Covenants.  Seller does hereby further covenant
          -----------------------------
and agree as follows:

          (a)  Operation of Property.  Seller hereby covenants that, from the
               ---------------------
date of this Agreement up to and including the Closing Date, Seller shall: (i) not negotiate with any third party respecting the sale of the Property or any interest therein, (ii) not modify, amend, or terminate the Lease or enter into any new lease, contract, or other agreement respecting the Property, except as permitted hereunder, (iii) not grant or otherwise create or consent to the creation of any easement, restriction, lien, assessment, or encumbrance respecting the Property, other than utility easements or ingress/egress easements necessary for the Property's development.

          (b)  Preservation of Lease. Seller shall, from and after the date of
               ---------------------
this Agreement to the date of Closing, use its good faith efforts to perform and discharge all of the duties and obligations and shall otherwise comply with every covenant and agreement of the landlord under the Lease, at Seller's expense, in the manner and within the time limits required thereunder.

          (c)  Insurance. From and after the date of this
               ---------

Agreement to the date and time of Closing, Seller shall, at its expense, cause to be maintained in full force and effect the insurance coverage described in Exhibit "F".
-----------

          (d) Permits, etc. At least five (5) days prior to the Closing Date,
              -------------
Seller shall obtain and deliver to Purchaser copies of (i) a certificate of occupancy issued by the City of Troy, Michigan in connection with the construction of the Improvements; (ii) true and correct copies of the most recent real estate tax bills and notices of assessed valuation pertaining to the Improvements; (iii) true and correct copies of all insurance policies and certificates of insurance in Seller's possession relating to the Improvements or delivered to Seller by Tenant.

          (e) CAD Disk.  On or before the Closing Date, Seller shall request
              ---------
that the Building's contractor deliver to Purchaser as-built drawings depicting the Improvements as constructed, to be delivered on a CAD disk if reasonably available.

          (f) Assignment of Contracts. With respect to the Contracts and
              -----------------------
warranties which are being assigned to Purchaser which require the consent of parties to the warranty or contract, there shall have been delivered to Purchaser, at or prior to the Closing, written instruments from the contracting parties whereby they consent to the assignment of the contract, warranties and guaranties.

          (g) Covenant to Satisfy Conditions; Effect of Failure to Satisfy.
              ------------------------------------------------------------
Seller hereby agrees to use commercially reasonable efforts to cause each of the conditions precedent to the obligations of Purchaser to be fully satisfied, performed and discharged, on and as of the Closing Date.

          (h) Completion of Construction. Seller represents and warrants that it
              --------------------------
has completed the construction of the core and shell portion of the Improvements and has commenced construction of the Tenant Improvements to be constructed and installed by Landlord pursuant to the Work Letter attached as Exhibit D to the Lease, which Seller hereby agrees to diligently complete). Seller further agrees to escrow with Title Company at Closing an amount equal to one hundred ten percent (110%) of the amount of the "Allowance" (as defined in the Work Letter) remaining available to Tenant as of the Closing Date, which escrowed amount shall be paid to Landlord not later than 20 days following Seller's submission to Purchaser and Title Company of statements and reasonable supporting documentation (including conditional lien waivers, sworn statements and underlying invoices for items for which payment is being requested. Upon completion of the Tenant Improvements, including Punch list Items, which Seller agrees to diligently complete, any funds remaining in such escrow shall be released to Seller.

          (i) Action with Respect to the Property. Seller shall not in any
              -----------------------------------
manner sell, convey, assign, transfer or encumber the Improvements or the Lease or any part thereof or interest therein (except to secure, refinance or extend any existing construction loan which shall be paid off on or before Closing), or otherwise dispose of the Improvements or the Lease, or any part thereof or interest therein, or alter or amend the zoning classification of the Improvements, or otherwise perform or permit any act or deed which shall materially diminish, encumber or affect Seller's rights in and to the Improvements or prevent it from performing fully its obligations hereunder, nor enter into any agreement to do so.

          (j) Books and Records. Seller shall continue to maintain its books and
              -----------------
records with respect to the operation of Improvements, in the same manner as it has prior to the date of this Agreement.

          (k) Purchaser's Access. At all reasonable times and upon the request
              ------------------
by Purchaser, Seller shall grant to Purchaser and its engineers, architects and other agents or representatives of Purchaser, access to the Improvements for the purpose of making a physical inspection thereof, and each of its component parts; provided, however, all such persons shall comply with reasonable safety requirements of Seller and shall not in any way interfere with the construction or operations of Tenant, and Seller shall have no liability or obligation to any of such persons for any injury or loss suffered while said persons are upon the Improvements. Purchaser shall restore the Land to its condition existing immediately before Purchaser's entry upon the Land, and Purchaser shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees and disbursements (collectively, "Claims"), in any manner
                                                  ------
arising from or caused by Purchaser in connection with entry on the Land by Purchaser pursuant hereto; provided, however, Purchaser's foregoing obligations shall not include any obligation or duty with respect to Claims (including Claims that the Land has declined in value) arising out of, resulting from or incurred in connection with (i) the discovery or presence of any Hazardous Substances on the Land not brought on the Land by Purchaser or the Release (other than by Purchaser) of any Hazardous Substances on the Land, or (ii) the results, findings, tests or analyses of Purchaser's environmental investigation of the Land.

          (l) Default Notices. Seller shall deliver or cause to be delivered to
              ---------------
Purchaser, promptly upon receipt thereof by Seller, copies of any written notices of default, or the occurrence of any event which could result in a Default under the Lease, or any construction loan, mortgage, lease, contract or agreement now or at any time hereafter in effect with respect to the Improvements, and shall report to

Purchaser, from time to time, the status of any alleged default thereunder. Seller shall advise Purchaser in writing, promptly upon obtaining actual knowledge of the occurrence of any event or circumstance which constitutes a breach of any of the representations or warranties or covenants of Seller herein contained, which notice shall describe the nature of such event or circumstance in reasonable detail. Seller shall advise Purchaser promptly in writing of the receipt, by Seller or any of its affiliates, of notice of: (i) the institution or threatened institution of any judicial, quasi-judicial or administrative inquiry or proceeding with respect to the Improvements; (ii) any notice of violation issued by any governmental or quasi-governmental authority with respect to the Improvements, (iii) any proposed special assessments, or (iv) any defects or inadequacies in the Improvements or any part thereof issued by any insurance company or fire rating bureau.

          (m) Warranties. With respect to any warranties or guaranties relating
              ----------
to the Improvements which are assigned, or required to be assigned, to Purchaser pursuant to Section 1(f), or otherwise, and which, by their terms or otherwise expire, terminate or lapse at any time prior to the date which is one year following the Substantial Completion Date (as defined in the Lease) (the "Warranty Date"), Seller hereby assumes and agrees to pay, perform and discharge all of the liabilities and obligations of the various contractors, suppliers and others providing warranties or guarantees as above provided for the period from the date of expiration thereof to and including the Warranty Date, it being the intention of the parties hereto that such guarantees or warranties which have expired, terminated or lapsed prior to the Warranty Date shall be extended by the provisions of this Subsection and shall be the liability and obligation of Seller during such extended period.

          (n) Punch List Work. The parties acknowledge that certain portions of
              ---------------
the building and the building equipment constituting a part of the Improvements may not have been finally completed on the Closing Date. Accordingly, the Architect shall determine the amount (the "Punch List Amount") as may be necessary to (i) satisfactorily complete any items of construction, or to provide any items of building equipment, required by the Plans and Specifications which, while substantially complete, have not been finally completed or provided on the Closing Date; (ii) satisfactorily complete any landscaping required by the Plans and Specifications which cannot then be completed on account of weather or the season and (iii) correct any material defects in the design or construction of the Improvements or the materials incorporated therein (the "Punch List Work"). As expeditiously and prudently as possible after the Closing Date, Seller shall complete, or cause to be completed, all of the Punch List Work. Seller's covenant to complete the Punch List Work shall survive the Closing and any release of construction holdbacks by Tenant under the Lease.

     11.  Closing.  Provided that all of the conditions set forth in this
          -------
Agreement are theretofore fully satisfied or performed, it being fully understood and agreed, however, that Purchaser may expressly waive in writing, at or prior to Closing, any conditions that are unsatisfied or unperformed at such time, the consummation of the sale by Seller and purchase by Purchaser of the Property (herein referred to as the "Closing") shall be held at 9:00 a.m., local time, on June 29, 2000, at the offices of Title Company, or at such earlier time as shall be designated by Purchaser in a written notice to Seller not less than two (2) business days prior to Closing. The date of Closing is referred to herein as the "Closing Date." The Purchase Price shall arrive in good funds no later than noon Central Standard Time on the Closing Date, or prorations shall be adjusted by one day. The Closing shall take place through an escrow established with Title Company (the "Escrow") by means of a so-called New York style closing, with the concurrent delivery of Seller's deed and other documents of title, the delivery of the Title Policy (or marked title commitment) described below, and the payment of the Purchase Price.

     12.  Seller's Closing Documents.  For and in consideration of, and as a
          --------------------------
condition precedent to, Purchaser's delivery to Seller of the Purchase Price described in Paragraph 3 hereof, Seller shall obtain or execute, at Seller's expense, and deliver to Purchaser at Closing the following documents (all of which shall be duly executed, acknowledged, and notarized where required and shall survive the Closing):

          (a) Special or Limited Warranty Deed. A Michigan statutory warranty
              --------------------------------
deed in the form attached hereto as Exhibit "G"("Deed") conveying insurable fee
                                    -----------
simple title to the Land, the Appurtenances, and the Improvements to Purchaser, subject only to the Permitted Exceptions. The legal description set forth in the Deed shall be as set forth on Exhibit "A". In the event Purchaser shall obtain a
                              -----------
new or updated survey of the Land and Improvements and the legal description set forth in Purchaser's survey shall differ from the legal description set forth on Exhibit "A", the Deed shall convey title by the legal description based upon
-----------
such survey, provided that in no event shall Seller be obligated to convey more Land than it currently owns;

          (b) Bill of Sale. A Bill of Sale conveying to Purchaser title to the
              ------------
Personal Property in the form and substance of Exhibit "H";
                                               -----------

          (c) Blanket Transfer. A Blanket Transfer and Assignment in the form
              ----------------
and substance of Exhibit "I";
                 -----------

          (d) Assignment and Assumption of Lease. An Assignment and Assumption
              ----------------------------------
of Lease in the form and substance of Exhibit "J", assigning to Purchaser all of
                                      -----------
Seller's right, title, and interest in and to the Lease and the rents thereunder and pursuant to which Purchaser shall assume all obligations under the Lease accruing after the date of said assignment;

          (e) Seller's Affidavit. A customary seller's affidavit in the form
              ------------------
requested by Title Company, with such modifications as are generally accepted by Title Company;

          (f) FIRPTA Certificate. A FIRPTA Certificate in evidencing that Seller
              ------------------
is not a non-United States company;

          (g) Certificates of Occupancy. The original certificate of occupancy
              -------------------------
on the core and shell of the Building, less tenant improvements which are the responsibility of the Tenant under the Lease;

          (h)  Marked Title Commitment.  The Title Commitment, marked to update
               -----------------------
the effective date thereof through the date and time of recording the Deed from Seller to Purchaser, to reflect that Purchaser is vested with fee simple title to the Land, the Appurtenances and the Improvements, and to reflect that all requirements for the issuance of the final title policy contemplated by the Title Commitment have been satisfied.

          (i) Keys and Records.  The original tenant files and other books and
              ----------------
records (other than matters solely between Seller and the general contractor relating to the construction contract) relating to the Property in Seller's possession;

          (j) Tenant Notice. Notice from Seller to Tenant of the sale of the
              -------------
Property to Purchaser in such form as Purchaser shall reasonably approve;

          (k) Settlement Statement. A settlement statement setting forth the
              --------------------
amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement; and

          (l) Other Documents. Such other documents as shall be reasonably
              ---------------
required by Purchaser's counsel.

     13.  Purchaser's Closing Documents. Purchaser shall obtain or execute and
          -----------------------------
deliver to Seller at Closing the following documents, all of which shall be duly executed and acknowledged where required and shall survive the Closing:

          (a) Blanket Transfer. The Blanket Transfer and Assignment;
              ----------------

          (b) Assignment and Assumption of Lease. The Assignment and Assumption
              ----------------------------------
of Lease;

          (c) Settlement Statement. A settlement statement setting forth the
              --------------------
amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement; and

          (d) Other Documents. Such other documents as shall be reasonably
              ---------------
required by Seller's counsel.

     14.  Closing Costs. Seller shall pay the base premium for the Title Policy,
          -------------
including the cost of the examination of title to the Property made in connection therewith but excluding the cost of any endorsements requested by Purchaser, one-half of the cost of any transfer or documentary tax imposed by any jurisdiction in which the Property is located, the attorneys' fees of Seller, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto. Purchaser shall pay the attorneys' fees of Purchaser, one-half of the cost of any transfer or documentary tax imposed by any jurisdiction in which the Property is located, the cost of any endorsements it requires for the Title Policy, the cost of any mortgagee Title Policy and all other costs and expenses incurred by Purchaser in closing and consummating the purchase and sale of the Property pursuant hereto. Each party shall pay one-half of any escrow fees.

     15.  Prorations. The following items shall be prorated and/or credited
          ----------
between Seller and Purchaser as of Midnight preceding the date of Closing:

          (a) Rents. Rents, additional rents, and other income of the Property
              -----
(other than security deposits, which shall be assigned and paid over to Purchaser) collected by Seller from Tenant for the month of Closing. Purchaser shall also receive a credit against the Purchase Price payable by Purchaser to Seller at Closing for any rents or other sums (not including security deposits) prepaid by Tenant to Seller for any period following the month of Closing, or otherwise.

          (b) Property Taxes. Except for such taxes which are the responsibility
              --------------
of Tenant, City, state, county, and school district ad valorem taxes based on the ad valorem tax bills for the Property and routine annual special assessments shall be prorated on a "due date basis", with the intent that, all taxes shall be prorated such that Seller shall be obligated to pay all taxes attributable to the Land prior to the date of Closing, and Purchaser shall be obligated to pay all taxes attributable to the Land from and after the date of Closing. If current year tax information is not then available, prorations shall be made on the basis of the latest available tax figures and information. Should such proration be based on the latest available tax figures and information and prove to be inaccurate upon receipt of the ad valorem tax bills for the Property for the year of Closing, either Seller or Purchaser, as the case may be, may demand at any time after Closing a payment from the other correcting such malapportionment. In addition, if after Closing there is an adjustment or reassessment by any governmental authority with respect to, or affecting, any ad valorem taxes for the Property for the year of Closing or any prior year, Seller shall pay for any such additional tax payment. The foregoing provisions shall expressly survive the Closing.

          (c) Utility Charges. Except for utilities which are the responsibility
              ---------------
of Tenant, Seller shall pay all utility bills received prior to Closing and shall be responsible for utilities furnished to the Property prior to Closing. Purchaser shall be responsible for the payment of all bills for utilities furnished to the Property subsequent to the Closing. Seller and Purchaser hereby agree to prorate and pay their respective shares of all utility bills received subsequent to Closing, which agreement shall survive Closing.

     16.  Purchaser's Default. If Seller has performed all of its obligations
          -------------------
hereunder and Purchaser fails, within the time limits provided herein, to (i) make any payment; (ii) perform any obligation or covenant; (iii) close this transaction on or before the Closing Date; or (iv) satisfy any condition of this Agreement, or if Purchaser otherwise defaults under this Agreement, then Seller shall, as its sole remedy, have the right to terminate this Agreement and in such event (a) Seller shall retain the Earnest Money, as liquidated damages and
(b) Purchaser shall promptly return all information delivered to Purchaser by Seller and any and all other materials prepared by or for Purchaser in connection with the Land. This remedy is independent of any indemnity obligations of Purchaser hereunder. It is hereby agreed that Seller's damages will be difficult to ascertain and that the Earnest Money constitutes a reasonable liquidation thereof and is intended not as a penalty, but as fully liquidated damages. Seller agrees that in the event of a default by Purchaser, it shall not initiate any proceeding to recover damages from Purchaser, but shall limit its recovery to the retention of the Earnest Money.

              Seller's Initial _____  Purchaser's Initials /s/ DW
                                                           ------

     17.  Seller's Default.  In the event of default by Seller under the terms
          ----------------
of this Agreement, and Purchaser is otherwise, ready willing and able to timely perform all of its obligations hereunder, at Purchaser's option: (i) if any such defects or objections consist of taxes, mortgages, deeds of trust, deeds to secure debt, mechanic's or materialman's liens, or other monetary encumbrances, Seller authorizes Title Company to withhold from Seller's proceeds at Closing amounts sufficient to cure such defects or objections, and upon such cure, Closing shall proceed in accordance with the terms of this Agreement, or (ii) Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller, whereupon Escrow Agent shall promptly refund all Earnest Money to Purchaser, and Purchaser and Seller shall have no further rights, obligations, or liabilities hereunder, except for those provisions which specifically survive termination including any Purchaser indemnity obligations;
(iii) Purchaser may elect to close the transaction notwithstanding such defaults in which event such defaults (other than those obligations of Seller which are to be performed after Closing) shall be waived, or (iv) Purchaser may elect to seek specific performance of this Agreement.

     18.  Condemnation. If, prior to the Closing, all or any part of the
          ------------
Property (which part allows Tenant under the Lease to terminate the Lease or otherwise reduce the rent payable thereunder) is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within thirty (30) days of the receipt of such notice from Seller, elect to cancel this Agreement. If Purchaser chooses to cancel this Agreement in accordance with this Paragraph 17, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect. If Purchaser does not elect to cancel this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards that have been or that may thereafter be made for such taking.

     19.  Damage or Destruction. If any of the Improvements shall be destroyed
          ---------------------
or damaged prior to the Closing, and the estimated cost of repair or replacement exceeds Two Hundred Fifty Thousand Dollars ($250,000.00) or if the Lease shall terminate as a result of such damage, Purchaser may, by written notice given to Seller within twenty (20) days after receipt of written notice from Seller of such damage or destruction, elect to terminate this Agreement, in which event the Earnest Money shall immediately be returned by Escrow

Agent to Purchaser and except as expressly provided herein to the contrary, the rights, duties, obligations, and liabilities of all parties hereunder shall immediately terminate and be of no further force or effect. If Purchaser does not elect to terminate this Agreement pursuant to this Paragraph 18, or has no right to terminate this Agreement (because the damage or destruction does not exceed $250,000.00 and the Lease remains in full force and effect), and the sale of the Property is consummated, Purchaser shall be entitled to receive all insurance proceeds paid or payable to Seller by reason of such destruction or damage under the insurance required to be maintained by Seller pursuant to Paragraph 9(d) hereof (less amounts of insurance theretofore received and applied by Seller to restoration). If the amount of said casualty or rent loss insurance proceeds is not settled by the date of Closing, Seller shall execute at Closing all proofs of loss, assignments of claim, and other similar instruments to ensure that Purchaser shall receive all of Seller's right, title, and interest in and under said insurance proceeds.

     20.  Intentionally Deleted.
          ---------------------

     21.  Assignment. Purchaser's rights and duties under this Agreement shall
          ----------
not be assignable without the consent of Seller which consent shall not be unreasonably withheld; provided, however, Purchaser may assign its rights hereunder to an affiliate of Purchaser; provided, further, that in the event of any assignment hereunder, Purchaser shall continue to be primarily liable for the obligations of the "Purchaser" under this Agreement.

     22.  Broker's Commission. Seller has by separate agreement agreed to pay a
          -------------------
brokerage commission to and Capital Development, LLC (the "Broker"). Purchaser and Seller hereby represent each to the other that they have not discussed this Agreement or the subject matter hereof with any real estate broker or agent other than Broker so as to create any legal right in any such broker or agent to claim a real estate commission with respect to the conveyance of the Property contemplated by this Agreement. Seller shall and does hereby indemnify and hold harmless Purchaser from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Seller, including any claim asserted by Broker and any broker or agent claiming under Brokers. Likewise, Purchaser shall and does hereby indemnify and hold harmless Seller from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Purchaser, except any such claim asserted by Broker and any broker or agent claiming under Brokers. This Paragraph 21 shall survive the Closing or any termination of this Agreement.

     23.  Notices. Wherever any notice or other communication is required
          -------
or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, by hand, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

PURCHASER:               c/o Wells Capital, Inc.
                         6200 The Corners Parkway, Suite 250
                         Norcross, Georgia 30092
                         Attn: Mr. Michael C. Berndt

with a copy to:          O'Callaghan & Stumm LLP
                         127 Peachtree Street, N. E., Suite 1330
                         Atlanta, Georgia 30303
                         Attn: William L. O'Callaghan, Esq.

SELLER:                  Troy Development #2, LLC
                         c/o Paul Powers
                         3950 Lewiston Street, Suite 100
                         Aurora, Colorado 80011
                         Fax No.: (303) 371-1465

With a copy to:          Campbell Bohn Killin Brittan & Ray, LLC
                         270 St. Paul Street, Suite 200
                         Denver, Colorado  80206
                         Attention: Marguerite L. Sadler, Esq.
                         Fax No: (303) 322-5800

Any notice or other communication mailed as hereinabove provided shall be deemed effectively given or received on the date of delivery, if delivered by hand or by overnight courier, or otherwise on the third (3rd) business day following the postmark date of such notice or other communication.

     24.  Possession. Possession of the Property shall be granted by Seller to
          ----------
Purchaser on the date of Closing, subject only to the Lease and the Permitted Exceptions.

     25.  Time Periods. If the time period by which any right, option, or
          ------------
election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

     27.  Survival of Provisions. All covenants, warranties, and agreements set
          ----------------------
forth in this Agreement shall survive the execution or delivery of any and all deeds and other documents at any time executed or delivered under, pursuant to, or by reason of this Agreement, and shall survive the payment of all monies made under, pursuant to, or by reason of this Agreement for a period of nine months from Closing, except as otherwise expressly provided herein.

     28.  Severability. This Agreement is intended to be performed in accordance
          ------------
with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

     29.  Authorization. Purchaser represents to Seller that this Agreement has
          -------------
been duly authorized and executed on behalf of Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable in accordance with its terms, and all necessary action on the part of Purchaser to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

     30.  General Provisions. No failure of either party to exercise any power
          ------------------
given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon the parties hereto unless such amendment is in writing and executed by all parties hereto. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns. Time is of the essence of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of Michigan. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

     31.  Effective Date. The "effective date" of this Agreement shall be deemed
          --------------
to be the date this Agreement is fully executed by both Purchaser and Seller and a fully executed original counterpart of this Agreement has been received by both Purchaser and Seller.

     32.  Duties as Escrow Agent. In performing its duties hereunder, Escrow
          ----------------------
Agent shall not incur any liability to anyone for any damages, losses or expenses, except for its gross negligence or willful misconduct, and it shall accordingly not incur any such liability with respect to any action taken or omitted in good faith upon advice of its counsel or in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provision, but also as to the truth and accuracy of any information contained therein that Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person and to conform to the provisions of this Agreement. Seller and Purchaser hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and legal fees and disbursements, that may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with its acceptance or performance of its duties hereunder as escrow agent, including without limitation, any litigation arising out of this Agreement. If any dispute shall arise between Seller and Purchaser sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the registry or custody of the clerk of the Court for the county in which the Property is located or the clerk for the United States District Court having jurisdiction over the county in which the Property is located, any or all money (less any sums required to pay Escrow Agent's attorneys' fees in filing such action), property or documents in its hands relating to this Agreement, together with such pleadings as it shall deem appropriate, and thereupon be discharged from all further duties under this Agreement. Seller and Purchaser shall bear all costs and expenses of any such legal proceedings.

     Remainder of this page is intentionally left blank.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective seals to be affixed hereunto as of the day, month and year first above written.

          "SELLER":

          TROY DEVELOPMENT #2, LLC,
          a Colorado limited liability company
          By:  Paul Equities, LLC, a Colorado
               Limited liability company

          By:  /s/ [ILLEGIBLE]
               ------------------------------

          Its: Authorized Signatory

          "PURCHASER":

          WELLS OPERATING PARTNERSHIP, L.P.
          a Delaware limited partnership
          By:  Wells Real Estate Investment Trust, Inc.
               a Maryland corporation

               By: /s/ Douglas P. Williams
                   ------------------------------

               Its: Executive Vice President
                    -----------------------------

          "ESCROW AGENT":

          METROPOLITAN TITLE COMPANY

          By:  ___________________________________

          Its: ___________________________________

                             Schedule of Exhibits
                             --------------------

Exhibit "A"    -    Description of Land
Exhibit "B"    -    Contracts
Exhibit "C"    -    Copy of Lease
Exhibit "D"    -    List of Plans and Specifications
Exhibit "E"    -    Form of Tenant Estoppel Certificate
Exhibit "F"    -    Schedule of Insurance Policies
Exhibit "G"    -    Deed Form
Exhibit "H"    -    Bill of Sale Form
Exhibit "I"    -    Blanket Transfer and Assignment Form
Exhibit "J"    -    Assignment and Assumption of Lease Form
Exhibit "K"    -    Form of Architect's Certificate

                                   EXHIBIT A
                               LEGAL DESCRIPTION

                                                       Commitment No.: CM-348326

Land in the City of Troy, Oakland County, Michigan, described as follows:

Units 3 and 4, NORTHFIELD PARKWAY CONDOMINIUM, according to the Master Deed recorded in Liber 17223, pages 2 through 24, inclusive, Oakland County Records, and designated as Oakland County Condominium Subdivision Plan No. 1042, together with rights in general common elements and limited common elements, as set forth in the above Master Deed and as described in Act 59 of the Public Acts of 1978, as amended.

EASEMENT PARCEL:
Easement for access, ingress and egress and utilities as created, limited and defined in the Declaration of Easements recorded August 4, 1987, in Liber 10041, page 264, and as amended by the First Amendment to Declaration of Easements recorded June 15, 1992, in Liber 12684, page 552, Oakland County Records.

Tax Item No.(s): 20-17-203-003, 20-17-203-004

                                  EXHIBIT "B"
                               LIST OF CONTRACTS


 .  Management Agreement with Signature Associates, dated 12/1/99, terminate on
   30-day notice or immediately on sale.

 .  General Contractor for Core & Shell - JM Olson Corporation, Contract dated
   October 15, 1998

 .  General Contractor for Tenant Finish - JM Olson Corporation, Contract dated
   March 6, 2000

                                  EXHIBIT "C"
                                LEASE AGREEMENT

                                  EXHIBIT "D"
                        LIST OF PLANS & SPECIFICATIONS

                              NORTHFIELD CROSSING
                                 DRAWING INDEX

ARCHITECTURAL
Drawing No   Date   Description
----------   ----   -----------
   A1-1     4/9/99  General Project Information
   A1-2     4/9/99  Door Schedule and General Information
   A1-3     4/9/99  Room Finish Schedule & General Information
   A2-1    6/30/99  Site Plan
   A2-1-S  6/30/99  Building Sign
   A2-2     4/9/99  Site Detail and Information
   A2-3     4/9/99  Site Detail and Information
   A2-4     4/9/99  Site Detail and Information
   A3-1     4/9/99  Basement & Ground Level Plans
   A3-2     4/9/99  Second & Third Level Plans
   A3-3     4/9/99  Roof Level and Detail Roof Plans
   A3-4     4/9/99  Detail Core Plans
   A3-5     4/9/99  Detail Core Plans 2nd Level
   A3-6     4/9/99  Detail Core Plans 3rd Level & Penthouse
   A3-7     4/9/99  Detail Plans
   A4-1     4/9/99  Basement & Ground Level Reflected Ceiling Plans
   A4-2     4/9/99  Second and Third Level Reflected Ceiling Plans
   A4-3     4/9/99  Detail Ceiling Plan at Ground Floor
   A4-4     4/9/99  Detail Ceiling Plan at Second Level
   A4-5     4/9/99  Detail Ceiling Plan at Third Floor & Parking Level
   A5-1     4/9/99  Building Elevations
   A5-2     4/9/99  Building Sections
   A5-3     4/9/99  Detail Ramp Sections
   A5-4     4/9/99  Exterior Elevation
   A5-5     4/9/99  Exterior Elevation
   A5-6     4/9/99  Exterior Elevation
   A5-7     4/9/99  Exterior Elevation
   A6-1     4/9/99  Exterior Wall Sections
   A6-2     4/9/99  Detail Sections
   A6-3     4/9/99  Detail Sections
   A6-4     4/9/99  Detail Sections
   A6-5     4/9/99  Detail Sections
   A6-6     4/9/99  Detail Sections
   A6-7     4/9/99  Roof Details and Information
   A7-1     4/9/99  Stair Sections
   A7-2     4/9/99  Stair Details
   A7-3     4/9/99  Elevator Hoistway Section Details
   A7-4     4/9/99  Elevator Cab and Hoistway Details
   A7-5     4/9/99  Interior Details
   A7-6     4/9/99  Interior Details
   A8-1     4/9/99  Interior Elevations
   A8-2     4/9/99  Interior Elevations
   A8-3     4/9/99  Floor Finish Patterns
   A8-4     4/9/99  Interior Details
   A8-5     4/9/99  Interior Details
   A8-6     4/9/99  Interior Signage Information
   A8-7     4/9/99  Interior Signage Information

                              NORTHFIELD CROSSING
                            DRAWING INDEX - PAGE 2

STRUCTURAL
Drawing No    Date     Description
----------    ----     -----------
   S-1       4/9/99    Foundation Plan and Schedules
   S-2       4/9/99    First and Second Floor Framing Plans
   S-3       4/9/99    Roof and Third Floor Framing Plans
   S-4       4/9/99    Column Schedule, General Notes & Foundation Details
   S-5       4/9/99    Foundation and First Floor Details
   S-6       4/9/99    Framing Details

MECHANICAL
Drawing No    Date     Description
----------    ----     -----------
  FP-1      1/29/99    Basement and Ground Level Plans - Fire Protection
  FP-2      1/29/99    Second and Third Level Plans - Fire Protection
   M-0      2/26/99    Foundation Plan - Plumbing
   M-1       3/3/99    Basement and Ground Level Plans - Plumbing
   M-2      1/29/99    Second and Third Level Plans - Plumbing
   M-3       4/9/99    Basement and Ground Level Plans - HVAC
   M-4      2/26/99    Second and Third Level Plans - HVAC
   M-5      2/26/99    Roof Plan - Mechanical
   M-6      2/26/99    Enlarged Toilet Plans - Plumbing
   M-7      2/26/99    Mechanical Details
   M-8      3/30/99    Mechanical Schedules
   M-9      3/30/99    Mechanical Schedules
  M-10      1/29/99    Sanitary and Vent Risers Diagram
  M-11      1/29/99    Hot and Cold Water Risers Diagram

ELECTRICAL
Drawing No    Date     Description
----------    ----     -----------
  SE-1      6/30/99    Electrical Site Plan
   E-1       4/9/99    Electrical Riser Diagram and Schedules
  E3-1       4/9/99    Basement and Ground Level Electrical Plans
  E3-2       4/9/99    Second and Third Level Electrical Plans
  E3-3       4/9/99    Roof Electrical Plan

CIVIL
Drawing No    Date     Description
----------    ----     -----------
   C-1      8/31/98    Boundary/Topographic Survey/Demolition Plan
   C-2      1/29/99    Paving/Grading Plan
   C-3      6/30/99    Utility Plan
   C-4      1/29/99    Profile Plan
   C-5      1/29/99    Soil Erosion/Drainage Area Plan
   C-6      1/29/99    Project Notes/Details
    CT       1/3/96    Water Main Details (City of Troy)
    CT      4/19/93    Storm Details (City of Troy)
    CT        10/95    Sanitary Details (City of Troy)
    CT        10/95    Sanitary Sewer Details for Truss Pipe (City of Troy)

CONVEYING SYSTEM
Drawing No    Date     Description
----------    ----     -----------
  VT-1     12/22/99    General Elevator Information (Owner Furnished Documents)
  VT-2     12/22/99    Hoistway, Pit Machine Room Plans & Hoistway Section
                       Elev. 1 and 2 (Owner Furnished Documents)

                              NORTHFIELD CROSSING
                            DRAWING INDEX - PAGE 3

LANDSCAPING
Drawing No     Date      Description
----------     ----      -----------
   L-1        4/9/99     Planting Plan
   L-2       2/22/99     Site Details

IRRIGATION
Drawing No     Date      Description
----------     ----      -----------
   I-1       2/22/99     Irrigation Plan
   I-2       2/22/99     Irrigation Details

                                  EXHIBIT "E"
                          TENANT ESTOPPEL CERTIFICATE

Wells Operating Partnership, L.P.
6200 The Corners Parkway, Suite 250
Norcross, Georgia  30092

     Re: Lease Agreement (the "Lease") by and between TROY DEVELOPMENT #2, LLC ("Landlord") and DELPHI AUTOMOTIVE SYSTEMS LLC dated March 22,2000

Ladies and Gentlemen:

     The undersigned Tenant understands that Landlord intends to convey certain real property in Troy, Michigan, known as "Northfield Crossing" and generally located at the intersection of Long Lake Road and Corporate Drive (the "Property"), to Wells Operating Partnership, L.P., or assigns ("Purchaser"). Tenant will lease the entire premises within the Property.

     In connection with such conveyance, Tenant hereby acknowledges and agrees that:

     1. The documents attached hereto as Exhibit A constitute complete and accurate copies of all addenda, amendments, modifications, agreements, or other changes to the Lease, and there are no other amendments or agreements to which Tenant is a party which are binding upon Landlord and relate to the Property other than as expressly set forth therein or herein.

     2. The term of the Lease commenced on May 1, 2000, and will terminate on April 30, 2007, subject to Tenant's renewal rights set forth in the Option Agreement attached as Exhibit J to the Lease.

     3. The Lease is in full force and effect and Tenant has not given Landlord any notice of termination or default thereunder.

     4. Except for "punch list" items set forth on Exhibit B hereto ("Punch list Items"), to the best of Tenant's knowledge, no uncured breaches or defaults exist under the Lease, no facts or circumstances exist which will constitute a breach or default under the Lease and no offsets, defenses or claims are presently available to Landlord or Tenant under the Lease.

     5. Tenant is in full and complete possession of the premises leased by Tenant under in the Lease and except for the Punch list Items has accepted the premises, including the work of Landlord performed therein pursuant to any terms and provisions of the Lease, and all other improved areas located on the Property (including, without limitation, parking spaces, access ways, and landscaping) as being complete, in compliance with the Lease, and satisfactory for Tenant's purposes.

     6.   The premises contain 107,152 rentable square feet.

     7. Beginning May 1, 2000, Tenant will begin paying monthly base rental under the Lease in the amount of $154,089.94, and increasing thereafter as provided in the Lease.

     8. Tenant has not prepaid any rent or other charge under the Lease to Landlord other than rent for __________, 2000.

     10. No security deposit has been paid to or is presently held by the Landlord under the Lease, and Tenant has not rendered to Landlord any other security or similar deposit with respect to its tenancy under the Lease.

     11. Tenant covenants and agrees that it has not dealt with any agents or brokers in such a way as to cause any brokerage commissions to be due and payable with respect to the Lease.

     12. Tenant has not assigned all or any part of its interest in and to the Lease as security or otherwise and has not subleased all or any part of the premises leased by Tenant under the Lease.

     13. Upon receipt of written notice from the Landlord that it has transferred the Property to Purchaser, Tenant shall attorn to and recognize Purchaser as Landlord under the Lease and the Lease shall remain in full force and effect. Any notices to Landlord under the Lease shall following conveyance of the Property to Purchaser be given c/o Wells Capital, Inc., 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092, Attention: Property Management.

     14. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United State, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

     15. The insurance coverage which Tenant is required to obtain under the Lease is in full force and effect and upon receipt of written notice from the Landlord that it has transferred the Property to Purchaser, Tenant agrees to cause Purchaser to be named as an additional insured. Tenant has not given or received written notice that Tenant's insurance coverage will be canceled or will not be renewed.

     16. To Tenant's knowledge, there are no structural or other defects, in the improvements located on the Property, and the heating, ventilating, air conditioning, electrical, plumbing, water, elevator(s), roofing, storm drainage and sanitary sewer systems at or servicing the Land and Improvements are in good condition and working order.

     17. Upon Completion of Construction, there will be in effect permanent certificates of occupancy, licenses, and permits as may be required for the Property, and the use and occupancy of the

Property will be in compliance and conformity with the certificates of occupancy and all licenses and permits, and there will be no notice or request of any municipal department, insurance company or board of fire underwriters (or organization exercising functions similar thereto), or mortgagee requesting the performance of any work or alteration to the Property which has not been complied with.

     18. The undersigned is duly authorized to execute and deliver this certificate for and on behalf of Tenant.

  Tenant hereby acknowledges and agrees that Purchaser, and any lender making a loan secured by the Property, shall be entitled to rely on the truth and accuracy of the foregoing certifications made by Tenant. Tenant further agrees for a period of thirty (30) days from the date hereof to notify Purchaser in writing at the address set forth above of any changes in the truth and accuracy of any of the certifications contained herein promptly upon Tenant learning of such change.

     Dated this ____ day of ________________, 2000.

                         Very truly yours,

                         TENANT:

                         DELPHI AUTOMOTIVE SYSTEMS LLC

                         By:_________________________________

                         Title:______________________________

                                  EXHIBIT "F"
                          LIST OF INSURANCE POLICIES

                                  EXHIBIT "F"
                          LIST OF INSURANCE POLICIES

                                PAULS EQUITIES
                           TROY DEVELOPMENT #2, LLC

                   COMPANY: HARTFORD FIRE INSURANCE COMPANY
                         POLICY NUMBER: 34 UUC RC1436
                        POLICY PERIOD: 6/1/99 - 6/1/00

     LOCATION: LONG LAKE ROAD AND NORTHFIELD PARKWAY, TROY, MI

     COVERAGE:
     PROPERTY (SPECIAL)
     BOILER AND MACHINERY
     LIABILITY

     LIMITS:
     $13,250,000 PROPERTY
     BUSINESS INCOME (TBD)

     LIABILITY:
     $1,000,000 EACH OCCURRENCE
     $  300,000 FIRE DAMAGE
     $   10,000 MEDICAL EXPENSE
     $1,000,000 PERSONAL AND ADVERTISING INJURY
     $2,000,000 GENERAL AGGREGATE
     $2,000,000 PRODUCTS AND COMPLETED OPERATIONS AGGREGATE

                                  EXHIBIT "G"
                                   FORM DEED
                                   ---------

                             LIMITED WARRANTY DEED


     KNOW ALL MEN BY THESE PRESENTS: That LONG LAKE/NORTHFIELD, L.L.C., a Michigan limited liability company, whose address is 850 Stevenson Highway, Suite 200, Troy, Michigan 48083, conveys and warrants to TROY DEVELOPMENT #2, L.L.C. a Colorado limited liability company, whose address is 3950 Lewiston Street, Suite 100, Aurora, Colorado 80011, the following described premises situated in the City of Troy, County of Oakland and State of Michigan, to-wit:

     Units 3 and 4, NORTHFIELD PARKWAY CONDOMINIUM, according to the Master Deed recorded in Liber 17223, Pages 2 through 24, inclusive, Oakland County Records, and designated Oakland County Condominium Subdivision Plan No. 1042, together with rights in general common elements and limited common elements, as set forth in the above described Master Deed, and as described in Act 59 of the Public Acts of 1978, as amended.

     $1.00 and other good and valuable considerations.

     EASEMENT PARCEL:
     Easement for access, ingress and egress and utilities as created, limited and defined in the Declaration of Easements recorded August 4, 1987, in Liber 10041, page 264, and as amended by the First Amendment to Declaration of Easements recorded June 15, 1992, in Liber 12684, page 552.

     Tax Item No. 20-17-203-003, as to Unit 3
     Tax Item No. 20-17-203-004, as to Unit 4

This property may be located within the vicinity of farmland or a farm operation. Generally accepted agricultural and management practices which may generate noise dust, odors, and other associated conditions may be used and are protected by the Michigan Right to Farm Act.

See Real Estate Transfer Tax Valuation Affidavit for consideration.

Subject to those Permitted Exceptions set forth in Exhibit "A" and the covenants, terms and provisions of the aforesaid Master Deed and the Exhibits attached thereto and to easements, restrictions and other limitations of record and all applicable laws and governmental regulations.

Dated this 20 day of July, 1998.

Witnesses:                               LONG LAKE/NORTHFIELD, L.L.C.
                                         a Michigan limited liability company

/s/ Chris Petersen                       By:  Damone Holdings, Inc.,
--------------------------------
    Chris Petersen                            Managing Member

/s/ David C. Koelsch                     By:  /s/ Michael G. Damone
--------------------------------              -------------------------
    David C. Koelsch                                Michael G. Damone
                                                    Chairman

STATE OF MICHIGAN          )
                           )ss
COUNTY OF OAKLAND          )

Dykema Gossett pllc    page 2  deed  7/20/98
                   --------------------------------------------
                    Long Lake/Troy Development

          The foregoing instrument was acknowledged before me this 20 day of
                                                                   --
July, 1998, by Michael G. Damone who is the Chairman of Damone Holdings, Inc., the Managing Member of Long Lake/Northfield, L.L.C., on behalf of Long Lake/Northfield, L.L.C.


                              /s/ Constance M. Walby
                              --------------------------
                              Notary Public, __________ County, Michigan
                              My commission expires:  CONSTANCE M. WALBY
                                                    ----------------------------
                                                      Notary Public
                                                       County, ??
                                                     My Commission Expires Nov.
                                                       3, 1999


AFTER RECORDING RETURN TO:

J. Kevin Ray, Esq.
Campbell, Bohn & Leffert
370 17th Street
Denver, Colorado 80202-6644

Drafted By:
/s/ David C. [ILLEGIBLE]
Dykema Gossett
400 Renaissance Center
Detroit, MI 45043

                                  EXHIBIT "H"
     STATE OF _______________

     COUNTY OF ______________

                                  BILL OF SALE

     KNOW ALL MEN BY THESE PRESENTS, that TROY DEVELOPMENT #2, LLC, a Colorado limited liability company ("Seller"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00), lawful money, and other good and valuable consideration unto it paid by Wells Operating Partnership, L.P., a Delaware limited partnership ("Purchaser"), the receipt and sufficiency of which are hereby acknowledged by Seller, has granted, bargained, sold, transferred, set over and delivered, and by these presents does grant, bargain, sell, transfer, set over and deliver unto Purchaser, its successors and assigns, all of its right, title and interest in and to all equipment, fittings, appliances, shades, wall-to-wall carpet, draperies, screens and screening, art, awning, plants, shrubbery, landscaping, lawn care and building maintenance equipment, vending machines and other furnishings or items of personal property owned by Seller and used or to be used in connection with the ownership and operation of the premises known as __________________, Troy, Michigan, (all of which are herein collectively referred to as the "Personal Property").

     EXCEPT AS EXPRESSLY SET FORTH IN THE CONTRACT BETWEEN BUYER AND SELLER IN CONNECTION WITH THE SALE OF THE PROPERTY, BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTEES, PROVISIONS, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR, CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OF ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY, OR THE CONSTRUCTION OF, MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (H) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, SUBJECT TO SELLER WARRANTIES AND REPRESENTATIONS CONTAINED IN THE PURCHASE AND SALE AGREEMENT BETWEEN BUYER AND SELLER WITH RESPECT TO THE PROPERTY, SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS.

     TO HAVE AND TO HOLD THE SAME unto the Buyer, its successors and assigns forever. And Seller, for itself and its successors and assigns, does hereby covenant and agree to and with Buyer, its successors and assigns, that Seller is the lawful owner of said Property and has good right to sell the same as aforesaid; that the same are free from all encumbrances, except as shown on Exhibit B

                                  EXHIBIT "I"

     STATE OF ___________
     COUNTY OF __________

                        BLANKET TRANSFER AND ASSIGNMENT

          THIS BLANKET TRANSFER AND ASSIGNMENT, made and entered into as of the ____ day of ____________, 2000, by and between TROY DEVELOPMENT #2, LLC, a Colorado limited liability company (hereinafter referred to as "Assignor"), and Wells Operating Partnership, L.P., a Delaware limited partnership (hereinafter referred to as "Assignee").

                              W I T N E S S E T H:

          For and in consideration of the sum of Ten and No/100 Dollars ($10.00), the premises, the conveyance by Assignor to Assignee of the improved real property more particularly described on Exhibit "A" attached hereto and incorporated herein by this reference (hereinafter referred to as the "Property"), and the mutual covenants herein contained, the receipt, adequacy and sufficiency of the foregoing consideration being hereby acknowledged by the parties hereto, Assignor hereby transfers, grants conveys and assigns to Assignee, the following, to-wit:

          (a) All of the right, title, interest and benefit of Assignor in, to and under any and all site plans, construction and development drawings, plans and specifications, documents, surveys, engineering and soil reports and studies, marketing studies, licenses, permits, zoning approvals, sewer and water permits and licenses, building permits, certificates of occupancy, demolition and excavation permits, curb cut and right-of-way permits, utility permits, drainage rights, permits and agreements, and similar or equivalent private and governmental documents of every kind and character whatsoever pertaining or applicable to or in any way connected with the development, construction, ownership or operation of the Property, including all buildings and other improvements thereon or thereunder, and all right, title and interest of Assignor in and to all fees and deposits heretofore paid by Assignor with respect thereto;

          (b) All of the right, title and interest of Assignor in and to the items of intangible personal property, including trademarks or trade names and other items that are owned by Assignor and, as of the date hereof, are used in connection with the Property, except for the names "The Pauls Corporation" or "Troy Development #2" or any derivative thereof; and

          (c) All of the right, title interest and benefit of Assignor in, to, and under any and all contracts, guaranties, warranties, affidavits, lien waivers and agreements given heretofore and with respect to the construction or composition of all improvements located in, on, upon or under and comprising a part of the Property or with respect to any of the tangible and intangible property relating thereto.

     It is specifically agreed that Assignor shall not be responsible for the discharge and performance of any and all duties and obligations to be performed and/or discharged by the owner of the Property or the Assignor for the period from and after the date hereof. By accepting this Blanket Transfer and Assignment and by its execution hereof, Assignee hereby assumes and agrees to perform all of the terms, covenants and conditions of the contracts on the part of the property owner therein required to be performed, for the period from and after the date hereof, but not prior thereto.

          All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

          This Blanket Transfer and Assignment shall be governed by, and construed under, the laws of the State of Michigan. This Blanket Transfer and Assignment shall inure to the benefit of, and be binding upon, the respective legal representatives, successors, and assigns of the parties hereto.

          IN WITNESS WHEREOF, Assignor has caused this instrument to be properly executed and his seal affixed hereto the day, month and year first above written.

                         TROY DEVELOPMENT #2, LLC
                         a Colorado limited liability company

                         By:__________________________________
                              Its: Authorized Manager

                                  EXHIBIT "J"

                       ASSIGNMENT AND ASSUMPTION OF LEASE

          THIS ASSIGNMENT, made and entered into this ____ day of____________ ,2000, by and between TROY DEVELOPMENT #2, LLC, a Colorao limited liability company ("Assignor"), and Wells Operating Partnership, L.P., a Delaware limited partnership ("Assignee").

                              W I T N E S S E T H:

          For and in consideration of the sum of Ten and No/100 Dollars ($10.00), the premises, the conveyance by Assignor to Assignee of all the improved real property more particularly described on Exhibit "A", attached hereto and incorporated herein by this reference (hereinafter referred to as the "Property"), and the mutual covenants herein contained, the receipt and sufficiency of the foregoing consideration being hereby acknowledged by the parties hereto, Assignor hereby transfers, grants, conveys and assigns to Assignee all of Assignor's right, title and interest in and to the Lease Agreement (the "Lease") between Assignor and DELPHI AUTOMOTIVE SYSTEMS LLC, dated March 22, 2000.

          Assignor does hereby warrant and represent that Assignor owns the rights, title and interest of the landlord under the Lease.

          Assignee, by its acceptance hereof, does hereby assume and agree to perform any and all obligations and duties of Assignor as landlord under the Lease first arising after the date hereof, except for "Punch List" items which remain the responsibility of Assignor pursuant to a separate agreement between the parties. Assignor hereby indemnifies and agrees to hold Assignee harmless from and against any claims, defaults or other liabilities (including, without limitation, court costs and attorneys' fees) under the Lease first arising or accruing on or before, or any events first occurring at any time on or before, the date hereof, including "Punch List" items. Assignee indemnifies and agrees to hold Assignor harmless from and against any claims, defaults or other liabilities (including, without limitation, court costs and attorneys' fees) under the Lease first arising or accruing after, or any events first occurring after, the date hereof, except for "Punch List" items.

          This Assignment shall inure to the benefit of, and be binding upon, the respective legal representatives, successors, assigns of the parties hereto.

          This Assignment shall be governed by, and construed under the laws of the State of Michigan.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and their seals to be affixed hereto the day, month and year first above written.

               "Assignor":

               TROY DEVELOPMENT #2 LLC, a Colorado
               limited liability company

               By:  __________________________

               Name:  __________________________

               Its:   Authorized Manager

               "Assignee":

               ____________________________________,
               a __________________________________

               By: __________________________________

               Its: __________________________________

                                  EXHIBIT "K"

                           ARCHITECT'S CERTIFICATION

     THIS ARCHITECT'S CERTIFICATION is made this ____ day of June, 2000, by _________________________________________________, (hereinafter referred to as
"Architect") to and for the benefit of Wells Operating Partnership, L.P. ("Purchaser"), any lender ("Lender") making a loan secured by the Property (as hereinafter defined) and the successors and assigns of each.

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Troy Development # 2, LLC ("Seller") has contracted with Architect pursuant to that certain Agreement between Owner and Architect dated as of ____________________________ (the "Architect Contract") to provide certain general architectural services in connection with the improvement of that certain real property located at 1441 West Long Lake Road, Troy, Michigan
(the "Property"); and

     WHEREAS, Seller has agreed to sell the Property to Purchaser, and as a condition to the closing of such sale, Purchaser has required that Seller obtain this Agreement from Architect.

     NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Architect makes the following certifications and representations to Purchaser and Lender:

     1. Architect hereby certifies that the improvements constructed on the Property have been constructed in accordance with the plans and specifications and in compliance with all applicable laws, rules and regulations governing the design, construction and use of a project of such type.

     2. Architect hereby further certifies that the building constructed on the Property contains ________________ rentable square feet.

     IN WITNESS WHEREOF, Architect has caused this Agreement to be duly executed as of the day, month and year first above written.

                                        ARCHITECT:

                                        __________________________________

                                        By:_______________________________

                                        Title:____________________________